Exhibit 10.6

AMENDMENT NO. 2 TO CONVERTIBLE PROMISSORY NOTE

AND

AMENDMENT TO WARRANTS

This Amendment, dated as of March 26, 2008, (the “Amendment”) is by and between Virium Pharmaceuticals, Inc., a New York corporation (the “Company”) and Strategic Capital Resources, Inc (the “Holder”) and, among other things, amends certain provisions of (i) the Convertible Promissory Note in the original principal amount of $500,000, issued by the Company as Certificate No. PN-May-1 and dated as of May 30, 2007 (as amended pursuant to Amendment No. 1 (defined below), the “Note”), (ii) the Warrant (Warrant No. W-May07-1) representing the right to purchase up to 250,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and issued to the Holder on May 30, 2007 (the “May 2007 Warrant”) and (iii) the Warrant (Warrant No. W-May07-2) representing the right to purchase up to 250,000 shares of Common Stock and issued to the Holder on November 30, 2007 (the “November 2007 Warrant”).

WHEREAS, pursuant to the Subscription Agreement, dated as of May 30, 2007, by and between the Company and the Holder (the “Subscription Agreement”), the Company issued to the Holder the Note and the May 2007 Warrant;

WHEREAS, pursuant to the Amendment to Convertible Promissory Note Due November 26, 2007 dated as of November 26, 2007, by and between the Company and the Holder (“Amendment No. 1”), the parties made certain modifications to the terms and conditions of the Note and the Company issued to the Holder the November 2007 Warrant;

WHEREAS, the Company is currently contemplating a potential merger transaction pursuant to which the Company would be acquired by a third party (the “Merger Transaction”); and

WHEREAS, the Company and Holder have agreed to modify certain terms and conditions of the Note, the May 2007 Warrant and the November 2007 Warrant as specifically set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Amendments to the Note.  The Note is hereby amended such that references to “March 26, 2008” in the Note are hereby deleted and replaced with “April 25, 2008.”

2.             Amendments to the Warrants.  Each of the May 2007 Warrant and the November 2007 Warrant is hereby amended by deleting the first sentence in Section 1.3 thereof and replacing it with the following:  “The purchase price payable upon exercise of each Warrant (“Exercise Price”) shall initially be $0.60.”

3.             Effectiveness.  This Amendment shall be effective as of March 26, 2008.

4.             Payment of Interest and Fee. Upon the earlier of (a) the consummation of the Merger Transaction and (b) April 18, 2008, the Company shall promptly pay to the Holder in cash all accrued and unpaid interest on the Note through the date of such payment plus a $10,000 loan modification fee in connection with the amendments set forth in Sections 1 and 2 above.  For avoidance of doubt, any interest paid in cash shall not be eligible for conversion in accordance with the terms of the Note.

5.             Ratification, Etc.  Except as expressly amended hereby, all terms and conditions of the Note, the May 2007 Warrant and the November 2007 Warrant are hereby ratified and confirmed in all respects and shall continue in full force and effect.  The obligations under the Note shall be deemed to be continuously outstanding and shall not be deemed to have been repaid and readvanced or refinanced hereunder or hereby.  All references to the Note shall hereafter refer to such Note, as amended hereby. All references to the May 2007 Warrant shall hereafter refer to such May 2007 Warrant, as amended hereby. All references to the November 2007 Warrant shall hereafter refer to such November 2007 Warrant, as amended hereby.

6.             No Novation.  THE COMPANY AND HOLDER HAVE ENTERED INTO THIS AMENDMENT, AMONG OTHER THINGS, TO AMEND CERTAIN OF THE TERMS OF THE NOTE.  THEY DO NOT INTEND THIS AMENDMENT NOR THE TRANSACTIONS CONTEMPLATED HEREBY TO BE, AND THIS AMENDMENT AND THE TRANSACTION CONTEMPLATED HEREBY SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING UNDER OR IN CONNECTION WITH THE NOTE.

7.             No Waiver.  Nothing contained herein shall constitute a waiver of, impair or otherwise affect, any obligation of the Company under the Note, the May 2007 Warrant, the November 2007 Warrant or any rights of the Holder consequent thereon.

8.             Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.  Any executed counterpart of this Amendment delivered by facsimile or other means of electronic image transmission shall be valid and binding in all respects and shall have the same force and effect as an original thereof.

9.             Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York (without reference to conflict of laws).

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as a document under seal as of the date first above written.

Company:

VIRIUM PHARMACEUTICALS, INC.

By:	/s/ James M. Pachence
Name: James M. Pachence
Title: President and Chief Executive
Officer

Holder:

STRATEGIC CAPITAL RESOURCES, INC.

By:	/s/ David D. Miller
Name: David D. Miller
Title: President